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                                                                   EXHIBIT 10.26

Consulting Agreement between Petro Timor Companhia de Petroleos SA and Harvard International Resources Ltd.

                              CONSULTING AGREEMENT

         THIS AGREEMENT, made as of October 1, 2003, by and between Petro Timor Companhia de Petroleos, SA, referred to as "Petro Timor", and Harvard International Resources Ltd., referred to as "HIRL".

                                  WITNESSETH:

         WHEREAS, HIRL wishes to identify potential international exploration and production opportunities for investment purposes, and

         WHEREAS, Petro Timor has the available expertise to identify international exploration and production activities for potential investment, and

         WHEREAS, At the request of HIRL, in-depth evaluations can be performed by Petro Timor in connection with potential acquisitions of such investment opportunities.


         NOW, THEREFORE, in consideration of their respective covenants, the parties agree as follows:

I.       Services to be Performed.

         Subject to the provisions of this Agreement, Petro Timor shall provide the following services for the account of HIRL:

         a. Monitor international exploration and production activities in order to identify worthwhile projects for potential investment opportunities on behalf of HIRL. The services will not include any prospective investments in Canada and all work will be performed outside of Canada.

         b. At the request of HIRL, perform further in-depth evaluation of potential acquisitions of such investment opportunities identified by Petro Timor or by HIRL.

         c. Performance of such other exploration and production analysis, solely at the option of HIRL, as may be requested from time to time by HIRL.

II.      Compensation and Reimbursement.

         For the performance of services described in Article I, HIRL shall compensate and reimburse Petro Timor as follows:

         a. Beginning on October 1, 2003, a monthly fee of $2500 in US dollars shall be paid for the process of monitoring world-wide exploration and production activities. Information resulting in potential investment opportunities will be communicated to HIRL management on a prompt basis. In addition, additional investigation and evaluation of such investment opportunities shall be provided to HIRL upon its request at a fee to be mutually agreed upon at that time.

         b. This payment will be due and payable on the last day of each month.

         c. This payment will include reimbursement of any direct charges incurred by Petro Timor for the research work performed for the account of HIRL. These reimbursements will be due and payable upon receipt of invoice from Petro Timor to HIRL.

         d. In the event that HIRL purchases an economic interest in properties(s) recommended by Petro Timor, Petro Timor will receive a one percent (1%) ownership interest in the amount HIRL purchases and pays for. HIRL will own individually the remaining ninety-nine (99%) interest in those properties.

III.     Covenants of Each Participating Company.

         In consideration for Petro Timor's agreement to perform the services described in Article I, HIRL covenants and agrees to indemnify and hold Petro Timor harmless from any loss or liability resulting from the performance of services contracted by this Agreement excepting only losses or liabilities resulting from Petro Timor's gross negligence or wanton misconduct. Petro Timor covenants and agrees to keep confidential all services to be performed for HIRL pursuant to this Agreement.

IV.      Term.

         This Agreement shall continue from month to month until the same is terminated by not less than 60 days written notice from either party. On termination, each party shall be released from all obligations accruing under the Agreement from and after the termination date but HIRL shall remain obligated for all direct charges incurred by Petro Timor prior to said date, whether or not known, asserted or invoiced prior to said date.

V.       Status of Employer.

         It is understood and agreed that Petro Timor is acting as an independent contractor and not as an agent of HIRL. All personnel used by Petro Timor to perform services hereunder shall remain the employees or consultants of Petro Timor.


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VI.      Notices.

         All notices required or permitted by this Agreement shall be in writing and shall be deemed to have been delivered to the other party when delivered in person or transmitted by facsimile, mail, postage and charges prepaid, addressed to Petro Timor or HIRL at the addresses set forth below:

VII.     General.

         a. This Agreement shall be governed by the laws of the State of Colorado, United States of America.

         b. The provisions hereof inure to the benefit of and are binding upon the successors in interest of each party.


IN WITNESS WHEREOF, the parties have executed this Agreement on the date and year first above written.


COMPANIES


PETRO TIMOR COMPANHIA DE PETROLEOS, SA


By: /s/ Charles N. Haas
   ------------------------------------
        Charles N. Haas, President


HARVARD INTERNATIONAL RESOURCES LTD.


By: /s/ C. Thomas Berg
   -------------------------------------
        C. Thomas Berg, President



By: /s/ A. P. Taylor
   -------------------------------------
   A. P. Taylor, Vice President - Finance